UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 12, 2024

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2024, after more than nine years of service, Jonathan Sokoloff informed the Board of Directors (the “Board”) of Shake Shack Inc. (the “Company”) of his intention to step down from the Board of the Company and as a Class II director, effective immediately prior to the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). Mr Sokoloff also will step down as a member of the Board’s Compensation Committee at the same time.

As previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2024, Jenna Lyons and Robert Vivian informed the Board of the Company of each of their intentions to step down from the Board immediately prior to the 2024 Annual Meeting and to not stand for re-election as Class III directors at the 2024 Annual Meeting. As such, the Board determined to reduce the size of the Board from thirteen (13) to eleven (11) directors, effective immediately prior to the 2024 Annual Meeting.

With Mr. Sokoloff’s resignation from the Board, the Board has determined to reduce the size of the Board from eleven (11) to ten (10) directors, effective immediately prior to the 2024 Annual Meeting.

Following the departures of Ms. Lyons and Messrs. Sokoloff and Vivian from the Board, the Board will consist of four Class I directors, three Class II Directors, and three Class III directors.

Mr. Sokoloff’s decision to step down from the Board is not the result of any dispute or disagreement with the Company or its Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

Dated: April 17, 2024	By:	/s/ Ronald Palmese, Jr.
Ronald Palmese, Jr.
Chief Legal Officer